                                                                    Exhibit 10.7

                                                                  Execution Copy

                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT, dated as of June 3, 2003 (this "Agreement"), between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Company"), and David Frear (the "Executive").

         In consideration of the mutual covenants and conditions set forth herein, the Company and the Executive agree as follows:

         1. Employment. Subject to the terms and conditions of this Agreement, the Company hereby employs the Executive, and the Executive hereby accepts employment with the Company.

         2. Duties and Reporting Relationship. (a) The Executive shall be employed as Executive Vice President and Chief Financial Officer of the Company. In such capacity, the Executive shall be responsible primarily for supervising the financial affairs of the Company. During the Term (as defined below), the Executive shall, on a full-time basis and consistent with the needs of the Company to achieve the goals of the Company, use his skills and render services to the best of his ability in supervising the financial affairs of the Company described above. In addition, the Executive shall perform such other activities and duties consistent with his position as the Company shall reasonably specify and direct. The Executive shall not engage in any other business, affairs or activities that in the opinion of the Company interferes in any respect with his full-time commitment to the Company. The Executive shall not be required by this Agreement to perform duties for any entity other than the Company and its subsidiaries.

         (b) The Executive shall generally perform his duties and conduct his business at the principal offices of the Company in New York, New York.

         (c) The Executive shall report to the President and Chief Executive Officer of the Company.

         3. Term. The term of this Agreement shall commence on June 16, 2003 (the "Start Date"), and end on June 15, 2006, unless terminated earlier pursuant to the provisions of Section 6 (the "Term").

         4. Compensation. (a) During the Term, the Executive shall be paid an annual base salary of $325,000, subject to any increases that the President and Chief Executive Officer of the Company shall approve. All amounts paid to the Executive under this Agreement shall be in U.S. dollars. The Executive's base salary shall be paid at least monthly and, at the option of the Company, may be paid more frequently. In the event the Executive's employment is terminated during the Term, the Executive's base salary shall be prorated through the date of termination.

         (b) The Company is in the process of reviewing its equity compensation for executive officers. As part of this review, the Company expects to issue to all executive officers of the Company new equity based compensation. As part of this revised equity compensation plan for





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                                                                               2

executive officers, and subject to approval by the Company, the Executive shall be awarded not less than 1,500,000 option to purchase the common stock of the Company (the "Stock Options"). The Stock Options shall have an exercise price equal to the closing price of the Company's common stock on the NASDAQ National Market on Friday, June 13, 2003. The Stock Options shall be subject to the same vesting terms as the stock options issued to other Executive Vice Presidents of the Company, which terms shall include, among other things, provisions relating to performance based vesting.

         (c) The Company is also in the process of developing a bonus program for the year ending December 31, 2003. This program is expected to include a variety of objective milestones, such as number of subscriber activations, subscriber acquisition costs, customer satisfaction, employee satisfaction, operating expense and stock price appreciation, and is subject to approval by the Compensation Committee of the Board of Directors of the Company. This program may also include objectives specifically applicable to the Executive and his specific areas of responsibility. Such bonus plan is expected to contain objective milestones that shall permit the Executive to earn up to the following annual bonus:

                              Performance Targets             Annual Bonus
                                (to be defined)          (as a % of Base Salary)
                                ---------------          -----------------------
         Threshold Target                                          30%
         Desired Performance                                       60%
         Outstanding Performance                                   90%

The Company reserves the right to pay any annual bonus in the form of cash, restricted stock, other securities of the Company, or any combination of the foregoing, in its sole discretion.

         (d) All compensation paid to the Executive hereunder shall be subject to any payroll and withholding deductions required by any applicable law, including, without limitation, federal, New York State and New York City income tax withholding, federal unemployment tax and social security (FICA).

         5. Additional Compensation; Expenses and Benefits. (a) During the Term, the Company shall reimburse the Executive for all reasonable and necessary business expenses incurred and advanced by him in carrying out his duties under this Agreement. The Executive shall present to the Company from time to time an itemized account of such expenses in such form as may be required by the Company.

         (b) During the Term, the Executive shall be entitled to participate fully in any bonus grants, benefit plans, programs, policies and fringe benefits which may be made available to the executive officers of the Company generally, including, without limitation, medical, dental and life insurance; provided that the Executive shall participate in any stock option or stock purchase or compensation plan currently in effect or subsequently established by the Company to the extent, and only to the extent, authorized by the plan document and by the Board of Directors of the Company (the "Board") or the compensation committee thereof.

         (c) The Executive shall promptly relocate his home to the New York metropolitan area. In connection with such relocation, upon presentation of receipts, the Company shall reimburse the Executive for the reasonable costs and expenses of relocating his residence to the New York metropolitan area in accordance with the Company's existing relocation policy; provided that the Company shall not be required to reimburse the Executive for an amount in excess of $150,000 in the aggregate.




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                                                                               3

         6. Termination. The date upon which this Agreement is deemed to be terminated in accordance with any of the provisions of this Section 6 is referred to herein as the "Termination Date."

         (a) Termination for Cause. The Company has the right and may elect to terminate this Agreement for Cause at any time. For purposes of this Agreement, "Cause" means the occurrence or existence of any of the following:

                  (i) a breach by the Executive of the terms of his employment or of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates (which, for purposes hereof, shall mean any individual, corporation, partnership, association, limited liability company, trust, estate, or other entity or organization directly or indirectly controlling, controlled by, or under direct or indirect common control with the Company) which has not been approved by a majority of the disinterested directors of the Board, if in any such case such breach remains uncured after five days have elapsed following the date on which the Company gives the Executive written notice of such breach;

                  (ii) the breach by the Executive of any duty referred to in clause (i) above with respect to which at least one prior notice was given under clause (i);

                  (iii) any act of dishonesty, misappropriation, embezzlement, intentional fraud, or similar conduct by the Executive involving the Company or any of its affiliates;

                  (iv) the conviction or the plea of nolo contendre or the equivalent in respect of a felony;

                  (v) any damage of a material nature to any property of the Company or any of its affiliates caused by the Executive's willful or grossly negligent conduct;

                  (vi) the repeated nonprescription use of any controlled substance, or the repeated use of alcohol or any other non-controlled substance that the Board reasonably determines renders the Executive unfit to serve as an officer or employee of the Company or its affiliates;

                  (vii) the Executive's failure to comply with the President and Chief Executive Officer's or the Board's reasonable written instructions, after written notice; or

                  (viii) conduct by the Executive that in a good faith written determination of the Board demonstrates unfitness to serve as an officer or employee of the Company or its affiliates, including, without limitation, a finding by the Board or any regulatory authority that the Executive committed acts of unlawful harassment or violated any other state, federal or local law or ordinance prohibiting discrimination in employment applicable to the business of the Company or any of its affiliates.

Termination of the Executive for Cause pursuant to this Section 6(a) shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean delivery to the Executive of a copy of a resolution or resolutions duly adopted by the affirmative vote of not less than a majority of the directors present and voting at a meeting of the Board called and held for that purpose after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the





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                                                                               4

Board prior to such vote, finding that in the good faith opinion of the Board, the Executive was guilty of conduct set forth in one or more of clauses (i) through (viii) of this Section 6(a) and specifying the particulars thereof in detail. For purposes of Section 6(a), this Agreement shall terminate on the date specified by the Board in the Notice of Termination.

         (b) Death or Disability. (i) This Agreement and the Executive's employment hereunder shall terminate upon the death of the Executive. For purposes of this Section 6(b)(i), this Agreement shall terminate on the date of the Executive's death.

         (ii) If the Executive is unable to perform the essential duties and functions of his position because of a disability, even with a reasonable accommodation, for one hundred eighty days within any three hundred sixty-five day period, and the Company, in its reasonable judgment, determines that the exigencies created by the Executive's disability are such that termination is warranted, the Company shall have the right and may elect to terminate the services of the Executive by a Notice of Disability Termination. For purposes of this Agreement, a "Notice of Disability Termination" shall mean a written notice that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under this Section 6(b)(ii). For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Disability Termination. This Agreement shall terminate on the day after such Notice of Disability Termination is received by the Executive.

         (c) Voluntary Resignation. Should the Executive wish to resign from his position with the Company during the Term, for other than Good Reason (as defined below), the Executive shall give fourteen days prior written notice to the Company. Failure to provide such notice shall entitle the Company to terminate this Agreement effective on the last business day on which the Executive reported for work at his principal place of employment with the Company. This Agreement shall terminate on the effective date of the resignation as defined above, however, the Company may, at its sole discretion, request that the Executive perform no job responsibilities and cease his active employment immediately upon receipt of such notice.

         (d) Without Cause. The Company shall have the absolute right to terminate the Executive's employment without Cause at any time. If the Company elects to terminate the Executive without Cause, the Company shall give seven days written notice to the Executive. This Agreement shall terminate seven days following receipt of such notice by the Executive, however, the Company may, at its sole discretion, request that the Executive cease active employment and perform no more job duties immediately upon provision of such notice to the Executive.

         (e) For Good Reason. Should the Executive wish to resign from his position with the Company for Good Reason during the Term, the Executive shall give seven days prior written notice to the Company. Failure to provide such notice shall entitle the Company to fix the Termination Date as of the last business day on which the Executive reported for work at his principal place of employment with the Company. This Agreement shall terminate on the date specified in such notice, however the Company may, at its sole discretion, request the Executive cease active employment and perform no more job duties immediately upon receipt of such notice.

         For purposes of this Agreement, "Good Reason" shall mean the continuance of any of the following events (without the Executive's express prior written consent) for a period of seven days (or thirty days in the case of item (i) below) after delivery to the Company by the Executive of a notice of the occurrence of such event:

                  (i) the assignment to the Executive by the Company of duties not reasonably consistent with the Executive's positions, duties, responsibilities, titles or offices at the commencement of the Term or any unreasonable reduction in his duties or responsibilities or any removal of the Executive from or any failure to re-elect the Executive to any of such positions (except in connection with the termination of the Executive's employment for Cause, disability or as a result of the Executive's death or by the Executive other than for Good Reason); or

                  (ii) a relocation of the Company's executive offices to a location outside of New York City metropolitan area; or

                  (iii) any reduction in the Executive's annual base salary from the previous year; or

                  (iv) any material breach by the Company of any material provision of this Agreement.

         (f) Compensation and Benefits Upon Termination. (i) If the employment of the Executive is terminated without Cause or the Executive terminates for Good Reason, then the Executive shall be entitled to receive, and the Company shall pay to the Executive without setoff, counterclaim or other withholding, except as set forth in Section 4(d), an amount (in addition to any salary, benefits or other sums due the Executive through the Termination Date) equal to the sum of (x) the Executive's annualized base salary then in effect and (y) the last annual bonus actually paid to the Executive; provided that, until bonuses, if any, are paid by the Company with respect to the year ending December 31, 2004, such bonus amount shall be not less than $97,500. If the employment of the Executive is terminated without Cause or the Executive terminates for Good Reason, then the Executive shall be entitled to a continuation of medical and life insurance benefits, as if he had remained an active employee, until the first anniversary of the termination date. The Company's obligation to pay the Executive in accordance with this Section 6(f)(i) is expressly conditioned upon the Executive executing and delivering a release of all claims the Executive has or may have against the Company, including, without limitation, all successors, assigns, employees, officers, agents, directors, stockholders, agents and attorneys (the "Release"), in form and substance acceptable to the Company. Subject to the terms of the preceding sentence, any amount becoming payable under this Section 6(f)(i) shall be paid in immediately available funds within ten business days following the effective date of the Release.

         (ii) If this Agreement is terminated by the Executive or the Company for any reason other than those specified in Sections 6(f)(i), including resignation by the Executive without Good Reason or termination by the Company with Cause, the Executive shall be entitled to no compensation or other benefits under this Agreement other than those which are due the Executive through the Termination Date.

         7. Nondisclosure of Confidential Information. (a) The Executive acknowledges that in the course of his employment he will occupy a position of trust and confidence. The Executive shall not, except as may be required to perform his duties or as required by applicable law, disclose to others or use, directly or indirectly, any Confidential Information.

         (b) "Confidential Information" shall mean information about the Company's business and operations that is not disclosed by the Company for financial reporting purposes and that was learned by the Executive in the course of his employment by the Company, including, without limitation, any business plans, strategy, budget information, proprietary knowledge, patents, trade secrets, data, formulae, sketches, notebooks, blueprints, information and client and customer lists and all papers and records (including computer records) of the documents containing such Confidential Information. The term Confidential Information does not include any information which (i) is or becomes publicly available, other than as a result of a disclosure by the Executive or one of his agents, (ii) is already in the Executive's possession, provided that such information is not known by the Executive to be subject to any legal or contractual obligation of confidentiality owed to the Company, (iii) is or becomes available to the Executive on a non-confidential basis from a source other than the Company, provided that such source is not known by the Executive to be subject to any legal or contractual obligation to the Company to keep such information confidential, or (iv) is independently developed by the Executive without any violation of his obligations hereunder The Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. The Confidential Information will be kept confidential in accordance with the terms hereof by the Executive and will not be disclosed by the Executive or any of his agents except (i) as maybe consented to by the Company, and (ii) as required by law, regulation or legal or judicial process, provided that, where such disclosure is required, the Executive shall provide the Company with a reasonable opportunity to review the disclosure, to the extent practicable before it is made, and to seek to limit the disclosure at its own expense. The Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon as possible thereafter, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or prepared by the Executive in the course of his employment by the Company.

         (c) The provisions of this Section 7 shall survive any termination of this Agreement.

         8. Covenant Not to Compete. For two years following the end of the Term or, in the event the Executive has been terminated without Cause or has resigned for Good Reason, for one year following such termination without Cause or resignation for Good Reason (the "Restricted Period"), the Executive will not, directly or indirectly, enter into the employment of, render services to, or acquire any interest whatsoever in (whether for his own account as an individual proprietor, or as a partner, associate, stockholder, officer, director, consultant, trustee or otherwise), or otherwise assist, any person or entity engaged in any operations in North America involving the transmission of radio entertainment programming in competition with the Company or that competes, or is likely to compete, with any other aspect of the business of the Company as conducted at the end of the Term; provided that nothing in this Agreement shall prevent the purchase or ownership by the Executive by way of investment of up to five percent of the shares or equity interest of any corporation or other entity. Without limiting the generality of the foregoing, the Executive agrees that during the Restricted Period, the Executive will not call on or otherwise solicit business or assist others to solicit business from any of the customers or potential customers of the Company as to any product or service that competes with any product or service provided or marketed by or actually under development by the Company at the end of the Term. The Executive agrees that during the Restricted Period he will not solicit or assist others to solicit the employment of or hire any employee of the Company without the prior written consent of the Company.




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                                                                               7

         9. Gross-Up Provisions. (a) If the Executive is, in the opinion of a nationally recognized accounting firm selected by the Company, expected to pay an excise tax on "excess parachute payments" (as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code")) under Section 4999 of the Code as a result of an acceleration of the vesting of options or for any other reason, the Company shall pay the Executive in accordance with the terms of this Section 9 the expected amount of such taxes. In addition, the Company shall pay the Executive such additional amounts as are necessary to place the Executive in the exact same financial position that he would have been in if he had not incurred any expected tax liability under Section 4999 of the Code; provided that the Company shall in no event pay the Executive any amounts with respect to any penalties or interest due under any provision of the Code. The determination of the exact amount, if any, of any expected "excess parachute payments" and any expected tax liability under Section 4999 of the Code shall be made by the nationally-recognized independent accounting firm jointly selected by the Executive and the Company. The fees and expenses of such accounting firm shall be paid by the Company in advance. The determination of such accounting firm shall be final and binding on the parties. The Company agrees to pay to the Executive, in immediately available funds to an account designated in writing by the Executive, any amounts to be paid under this Section 9 within two days after receipt by the Company of written notice from the accounting firm which sets forth such accounting firm's determination. In addition, in the event that such payments are not sufficient to pay all excise taxes on "excess parachute payments" under Section 4999 of the Code as a result of an acceleration of the vesting of options or for any other reason and to place the Executive in the exact same financial position that he would have been in if he had not incurred any expected tax liability under Section 4999 of the Code as a result of a change in control, then the Company shall have an absolute and unconditional obligation to pay the Executive such additional amounts as may be necessary to pay such excise taxes and place the Executive in the exact same financial position that he would have been had he not incurred any tax liability as a result of a change in control under the Code. Notwithstanding the foregoing, in the event that a written ruling (whether public or private) of the Internal Revenue Service ("IRS") is obtained by or on behalf of the Company or the Executive, which ruling expressly provides that the Executive is not required to pay, or is entitled to a refund with respect to, all or any portion of such excise taxes or additional amounts, the Executive shall promptly reimburse the Company in an amount equal to all amounts paid to the Executive pursuant to this
Section 9 less any excise taxes or additional amounts which remain payable by, or are not refunded to, the Executive after giving effect to such IRS ruling. Each of the Company and the Executive agrees to promptly notify the other party if it receives any such IRS ruling.

         (b) The provisions of this Section 9 shall survive any termination of this Agreement.

         10. Remedies. The Executive and Company agree that damages for breach of any of the covenants under Sections 7 and 8 will be difficult to determine and inadequate to remedy the harm which may be caused thereby, and therefore consent that these covenants may be enforced by temporary or permanent injunction without the necessity of bond. The Executive believes, as of the date of this Agreement, that the provisions of this Agreement are reasonable and that the Executive is capable of gainful employment without breaching this Agreement. However, should any court or arbitrator decline to enforce any provision of
Section 7 or 8 of this Agreement, this Agreement shall, to the extent applicable in the circumstances before such court or arbitrator, be deemed to be modified to restrict the Executive's competition with the Company to the maximum extent of time, scope and geography which the court or arbitrator shall find enforceable, and such provisions shall be so enforced.

         11. Indemnification. The Company shall indemnify the Executive to the full extent provided in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws and the law of the State of Delaware in connection with his activities as an officer of the Company.

         12. Entire Agreement. The provisions contained herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and communications between the parties, oral or written, with respect to such subject matter.

         13. Modification. Any waiver, alteration, amendment or modification of any provisions of this Agreement shall not be valid unless in writing and signed by both the Executive and the Company.

         14. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

         15. Assignment. The Executive may not assign any of his rights or delegate any of his duties hereunder without the prior written consent of the Company. The Company may not assign any of its rights or delegate any of its obligations hereunder.

         16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors in interest of the Executive and the Company.

         17. Notices. All notices and other communications required or permitted hereunder shall be made in writing and shall be deemed effective when initially transmitted by courier or facsimile transmission and five days after mailing by registered or certified mail:

                           if to the Company:

                           Sirius Satellite Radio Inc.
                           1221 Avenue of the Americas
                           36th Floor
                           New York, New York  10020
                           Attention:  General Counsel
                           Telecopier:  (212) 584-5353

                           if to the Executive:

                           David Frear
                           Address on file at the
                           offices of the Company

or to such other person or address as either of the parties shall furnish in writing to the other party from time to time.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.




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                                                                               9

         19. Non-Mitigation. The Executive shall not be required to mitigate damages or seek other employment in order to receive compensation or benefits under Section 6 of this Agreement; nor shall the amount of any benefit or payment provided for under Section 6 of this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer.

         20. Arbitration. (a) The Executive and the Company agree that if a dispute arises concerning or relating to the Executive's employment with the Company, or the termination of the Executive's employment, such dispute shall be submitted to binding arbitration under the rules of the American Arbitration Association for Resolution of Employment Disputes in effect at the time such dispute arises. The arbitration shall take place in New York, New York, and both the Executive and the Company agrees to submit to the jurisdiction of the arbitrator selected in accordance with the American Arbitration Association rules and procedures. Except as provided below, the Executive and the Company agree that this arbitration procedure will be the exclusive means of redress for any disputes relating to or arising from the Executive's employment with the Company or his termination, including disputes over rights provided by federal, state, or local statutes, regulations, ordinances, and common law, including all laws that prohibit discrimination based on any protected classification. The parties expressly waive the right to a jury trial, and agree that the arbitrator's award shall be final and binding on both parties. The arbitrator shall have discretion to award monetary and other damages, and any other relief that the arbitrator deems appropriate and is allowed by law. The arbitrator shall have the discretion to award the prevailing party reasonable costs and attorneys' fees incurred in bringing or defending an action, and shall award such costs and fees to the Executive in the event the Executive prevails on the merits of any action brought hereunder.

         (b) The Company and the Executive agree that the sole dispute that is excepted from Section 20(a) is an action seeking injunctive relief from a court of competent jurisdiction regarding enforcement and application of Section 7 or 8 of this Agreement, which action may be brought in addition to, or in place of, an arbitration proceeding in accordance with Section 20(a).

         21. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         22. Executive's Representations. The Executive hereby represents and warrants to Company that he (a) is not now under any contractual or other obligation that is inconsistent with or in conflict with this Agreement or that would prevent, limit, or impair the Executive's performance of his obligations under this Agreement; (b) has been provided the opportunity to be, or has been, represented by legal counsel in preparing, negotiating, executing and delivering this Agreement; and (c) fully understands the terms and provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            SIRIUS SATELLITE RADIO INC.

                                            By: /s/ John H. Schultz
                                                -------------------
                                                John H. Schultz
                                                Senior Vice President,
                                                Human Resources

                                                /s/ David Frear
                                                ---------------
                                                    David Frear